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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014

AEROFLEX HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34974 (Commission File Number)	01-0899019 (IRS Employer Identification No.)

35 South Service Road, P.O. Box 6022, Plainview, New York (Address of principal executive offices)	11803 (Zip code)

Registrant's telephone number, including area code: (516) 694-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Merger Agreement; Support Agreement

        On May 19, 2014, Aeroflex Holding Corp. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Cobham plc ("Parent") and Army Acquisition Corp., a wholly owned subsidiary of Parent ("Merger Sub"). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, and as a result the Company will continue as the surviving corporation and be a wholly owned subsidiary of Parent (the "Merger"). The Merger Agreement was approved by the Company's Board of Directors (the "Board") and Parent's Board of Directors.

        Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), other than shares owned by the Company, Parent or Merger Sub, or by any stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law, will be canceled and will be automatically converted into the right to receive $10.50 in cash (the "Per Share Merger Consideration"), without interest. Additionally, all of the Company's restricted shares of Company Common Stock granted under Company's 2011 Omnibus Incentive Plan (the "Plan") will vest at the effective time of the Merger and will be converted into the right to receive the Per Share Merger Consideration. At the effective time of the Merger, each restricted stock unit ("RSU") and performance restricted stock unit ("PRSU") granted under the Plan will fully vest and be cancelled and will entitle the holder thereof to receive an amount in cash equal to the product of (i) the number of shares of Company Common Stock subject to such RSU or PRSU (which, in the case of PRSUs, will be equal to the sum of the accrued and "banked" shares of Company Common Stock plus the number of shares of Company Common Stock subject to the current fiscal year and prospective fiscal years assuming achievement of the applicable performance goals at the 100% level) and (ii) the Per Share Merger Consideration.

        Consummation of the Merger is subject to customary conditions, including without limitation (i) adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the Merger, (ii) approval of the Merger Agreement by a majority of the votes cast by the holders of the outstanding ordinary shares of Parent entitled to vote on the Merger, (iii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) receipt of approval by the German Federal Cartel Office or expiration of any applicable waiting period pursuant to the applicable provisions of the Act against Restraints of Competition, (v) completion of the Committee on Foreign Investment in the United States review process, (vi) receipt of approval from the Defense Security Service, and (vii) the absence of any law, order or injunction prohibiting the Merger. Moreover, each party's obligation to consummate the Merger is subject to certain other conditions, including without limitation (a) the accuracy of the other party's representations and warranties (subject to customary materiality qualifiers) and (b) the other party's compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers).

        Concurrently with the execution and delivery of the Merger Agreement, VGG Holding LLC ("VGG Holding"), the largest holder of Company Common Stock, Veritas Capital Fund III, L.P., Golden Gate Private Equity, Inc. and GS Direct, L.L.C. and certain of their respective affiliates, entered into a support agreement (the "Support Agreement") with Parent and Merger Sub whereby VGG Holding committed, among other things, subject to the terms and conditions of the Support Agreement, to vote approximately 76.28% of the outstanding shares of Company Common Stock for the adoption of (and not to participate in any litigation challenging) the Merger Agreement. The Support Agreement automatically terminates upon the termination of the Merger Agreement.

        Parent has represented to the Company that at the time of consummation of the Merger it will have sufficient funds to pay the aggregate Per Share Merger Consideration, repay all Indebtedness (as defined in the Merger Agreement) of the Company required to be repaid in connection with the Merger and pay all related fees and expenses required to be paid by Parent and/or Merger Sub in connection with the Merger. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, has the right to specific performance of the other party's obligations under the Merger Agreement.

        Parent and Merger Sub intend to finance the transaction through bank facilities and the proceeds of an equity placing. Parent has agreed to enter into a $1.3 billion senior unsecured bridge loan facility (the "Parent Facility") from Bank of America Merrill Lynch International Ltd. and The Royal Bank of Scotland plc. The Parent Facility will be made available to Parent following the satisfaction of certain conditions for the purpose of partially financing Parent's payment obligations under the Merger Agreement and repayment of certain financial indebtedness of the Company and its subsidiaries. As a result, up to the full amount of the Parent Facility is expected to be funded to complete the Merger. The Merger is not conditioned upon the receipt by Parent of financing (including the Parent Facility).

        Pursuant to the Merger Agreement, the Company is subject to customary "no-shop" restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals. The no-shop provision, however, is subject to a customary "fiduciary-out" provision, which allows the Company under certain circumstances to provide information to and participate in discussions with third parties with respect to an unsolicited alternative acquisition proposal that the Board of Directors has determined constitutes, or could reasonably be expected to result in, a superior proposal.

        The Merger Agreement contains certain termination rights for the Company and Parent, including the right of the Company to terminate the Merger Agreement to accept a superior proposal, subject to customary "match rights" of Parent. Upon termination of the Merger Agreement under specified circumstances, including to permit the Company to enter into a definitive agreement for a superior proposal or because there is a change in the recommendation of the Company's board of directors of the Merger Agreement, the Company will be required to pay Parent a termination fee of $32 million. The Company will be obligated to reimburse transaction expenses incurred by Parent and Merger Sub up to $5 million upon termination of the Merger Agreement because the Company stockholder approval is not obtained at a duly called stockholder meeting. Upon termination of the Merger Agreement under specified circumstances, Parent will be required to pay the Company a reverse termination fee of either $5 million, if the Merger Agreement is terminated because Parent shareholder approval is not obtained at a duly called shareholder meeting, or $20 million, if the Merger Agreement is terminated because there is a change in the recommendation of Parent's board of directors of the Merger Agreement. Each party's payment of such termination fees constitutes the sole and exclusive remedy of the other party if the Merger is not consummated, except in the case of fraud or willful breach.

        The representations, warranties and covenants made in the Merger Agreement by the Company, Parent and Merger Sub were qualified by and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the Securities and Exchange Commission (the "SEC") and in some cases were qualified by disclosures that were made by each party to the other, which disclosures were not reflected in the Merger Agreement. The Merger Agreement is filed herewith to provide stockholders with information regarding its terms. Factual disclosures about the Company contained in the Company's public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement.

        The foregoing descriptions of the Merger Agreement and Support Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and Support Agreement, as applicable, copies of which are filed as Exhibit 2.1 and Exhibit 9.1 hereto, respectively, and the respective terms of which are incorporated herein by reference.

Item 7.01    Regulation FD Disclosure

        On May 20, 2014, the Company announced that it entered into the Merger Agreement by press release, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

        This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed Merger, the management of the Company and the Company's expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as "may," "can," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," "goals," "projects," "outlook," "continue," "preliminary," "guidance," or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company's control. These factors include: failure to obtain stockholder approval of the proposed Merger; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to the Company's most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

Additional Information and Where To Find It

        In connection with the proposed Merger and required stockholder approval, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. Our filings with the SEC are also available on our website at http://www.aeroflex.com

Participants in Solicitation

        The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the Merger. Information about the Company's executive officers and directors and their ownership of Company Common Stock is set forth in the proxy statement for the Company's 2013 Annual Meeting of Stockholders, which was filed with the SEC on October 3, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits

        The following exhibits are filed herewith:

Exhibit 2.1	Agreement and Plan of Merger, dated as of May 19, 2014, by and among Aeroflex Holding Corp., Cobham plc, and Army Acquisition Corp.
Exhibit 9.1	Support Agreement, dated as of May 19, 2014, among Cobham plc, Army Acquisition Corp., VGG Holding LLC, and each of the Persons listed on Annex I thereto.
Exhibit 99.1	Press Release dated May 20, 2014.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aeroflex Holding Corp.
Date: May 20, 2014	/s/ JOHN ADAMOVICH, JR.
	Name:	John Adamovich, Jr.
	Title:	Senior Vice President and Chief Financial Officer

QuickLinks

  Item 1.01. Entry into a Material Definitive Agreement.
  Item 7.01 Regulation FD Disclosure
  Item 9.01. Financial Statements and Exhibits .
SIGNATURES